Exhibit 99.1

FOR IMMEDIATE RELEASE

MEGA MATRIX CORP. ANNOUNCES ESTABLISHMENT OF A JOINT VENTURE WITH BIT DIGITAL, INC. TO JOINTLY PROVIDE DIGITAL ASSETS STAKING SERVICES

PALO ALTO, CALIFORNIA, March 7, 2023 /GlobeNewswire/ -- Mega Matrix Corp. (“MTMT” or the “Company”) (NYSE American: MPU), today announced that its wholly-owned Singapore subsidiary, Saving Digital Pte. Ltd. (“Saving”) has formed a joint venture with Bit Digital, Inc. (NASDAQ: BTBT) (“Bit Digital”) by entering into a shareholders’ agreement (the “Agreement”) with MarsProtocol Technologies Pte. Ltd., the joint venture company (the “JV Company”), to jointly provide proof-of-stake technology tools for digital assets through the staking platform “MarsProtocol”, an institutional grade non-custodial staking technology (the “Joint Venture”). The JV Company will be domiciled in Singapore. Before offering any services, the JV Company will undertake a regulatory review to ensure that its services are fully compliant with the laws of Singapore and any other nation in which it seeks to conduct business. Pursuant to the Agreement, Saving will control 60% of the Joint Venture.

Bit Digital is a sustainability-focused generator of digital assets with large-scale bitcoin mining operations. Bit Digital is headquartered in New York with operations throughout North America. As of December 20, Bit Digital had 7,904 ETH and 2,004 sETH-h with a combined worth of approximately $12.1 million. 2,164 ETH were actively staked as of that date, using either native staking or liquid staking protocols. Bit Digital intends to continue accumulating Ethereum and stake substantially all of its ETH position over time.

Following the transition by Ethereum on September 15, 2022 from proof-of-work (PoW) to a proof-of-stake (PoS) consensus mechanism (the “Merge”), Ethereum shifted to a PoS validation system where validators stake their ETH into a smart contract on Ethereum to serve as collateral that can be destroyed if the validator behaves dishonestly or lazily. The validator (selected randomly) is then responsible for processing the blockchain transactions, storing data and adding new blocks to the blockchain. To become a validator on Ethereum, a participant must stake 32 ETH. Through MarsProtocol, the Joint Venture will seek to provide non-custodial staking tools whereby users’ private keys are not stored in its database to ensure the safety of its users’ digital assets. For more information, please visit http://www.marsprotocol.com.

“We are very excited to cooperate with BTBT to jointly explore the digital assets staking business, and we are looking forward to providing proof-of-stake technology tools for digital assets through the Joint Venture, which will enable users to earn ETH rewards through an easy-to-use and non-custodial staking platform,” said Mr. Yucheng Hu, CEO of Mega Matrix Corp.

About Mega Matrix: Mega Matrix Corp. (the “Company”) is a holding company located in Palo Alto, California with four subsidiaries: Saving Digital Pte. Ltd., a Singapore corporation (“Saving”), MarsProtocol Inc., an exempted company incorporated under the laws of the Cayman Islands, Mega Metaverse Corp., a California corporation (“Mega”) and JetFleet Management Corp. a California corporation (“JetFleet”). The Company focuses on crypto-related business and will continue to focus on third-party management service contracts for aircraft operations through its majority owned subsidiary JetFleet, which was part of the Company’s legacy business. For more information, please contact info@mtmtgroup.com or visit: http://www.megamatrix.io.

About Bit Digital

Bit Digital, Inc. is a bitcoin mining company headquartered in New York City. Bit Digital’s mining operations are located in North America. For additional information, please contact ir@bit-digital.com or visit our website at www.bit-digital.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements that are purely historical are forward-looking statements. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees for future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, are: the ability to manage growth; ability to identify and integrate other future acquisitions; ability to obtain additional financing in the future to fund capital expenditures; fluctuations in general economic and business conditions; costs or other factors adversely affecting the Company’s profitability; litigation involving patents, intellectual property, and other matters; potential changes in the legislative and regulatory environment; a pandemic or epidemic; the occurrence of any event, change or other circumstances that could affect the Company’s ability to continue successful development of its digital assets staking business model; the possibility that the Company may not succeed in developing its new lines of businesses due to, among other things, changes in the business environment, competition, changes in regulation, or other economic and policy factors; the possibility that the Company’s new lines of business may be adversely affected by other economic, business, and/or competitive factors; and the possibility that the Joint Venture does not perform or operate as anticipated. The forward looking statements in this press release and the Company’s future results of operations are subject to additional risks and uncertainties set forth in in documents filed by the Company with the Securities and Exchange Commission, including the Company’s quarterly reports on Form 10-Q and the Company’s latest annual report on Form 10-K, and are based on information available to the Company on the date hereof. In addition, such risks and uncertainties include uncertainties surrounding the ability to generate cash proceeds through the sale or other monetization of the Company’s assets. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release.